EXHIBIT 5.1

                          LEHMAN BROTHERS HOLDINGS INC.
                           ONE WORLD FINANCIAL CENTER
                               NEW YORK, NY 10281
                                                                  April 18, 2001

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

    I am an Associate General Counsel of Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"). A Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933 (the "Securities Act"), is being filed concurrently herewith by the Company with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the registration of 67,000,000 shares of authorized and unissued or issued Common Stock (the "Shares") to be distributed from time to time to certain employees of the Company under the Company's Employee Incentive Plan (the "EIP") and the Company's 1996 Management Ownership Plan (together with the EIP, the "Plans").

    In that connection, I or members of my staff have examined or relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by me or members of my staff and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

    Based upon the foregoing, I am of the opinion that the issuance by the Company of the Shares has been duly authorized, and when the Shares are duly issued in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

    In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the United States of America.

    I hereby  consent to the filing of this  opinion  (and this  consent)  as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the prospectus which is issued under the
Registration Statement, without admitting that I am an "expert" under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,

                                          /s/ OLIVER BUDDE

                                              Oliver Budde
                                              Associate General Counsel


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